CUSIP No.	457667103	13G	Page	11	of	11
EXHIBIT 99.1
June 11, 2008
In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, KBC GROUP NV, KBC ASSET MANAGEMENT NV, KBC ASSET MANAGEMENT LTD., KBC BANK NV each hereby agree to the joint filing of this statement on Schedule 13G (including any and all amendments hereto). In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G. A copy of this Agreement shall be attached as an exhibit to the Statement on Schedule 13G filed on behalf of each of the parties hereto, to which this Agreement relates.
This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

KBC GROUP NV

By:	/s/ Noel O’Halloran

Name:	Noel O’Halloran
Its:	Executive Director and Chief Investment Officer of KBC Asset Management Ltd.

KBC ASSET MANAGEMENT NV

By:	/s/ Noel O’Halloran

Name:	Noel O’Halloran
Its:	Executive Director and Chief Investment Officer of KBC Asset Management Ltd.

KBC ASSET MANAGEMENT LTD.

By:	/s/ Noel O’Halloran

Name:	Noel O’Halloran
Its:	Executive Director and Chief Investment Officer

KBC BANK NV

By:	/s/ Noel O’Halloran

Name:	Noel O’Halloran
Its:	Executive Director and Chief Investment Officer of KBC Asset Management Ltd.